EXHIBIT 99.1

GEE Group Inc. Announces Results for the 2021 Fiscal Third Quarter

Strong Revenue, Operating Income and Adjusted EBITDA

Jacksonville, FL, August 16, 2021/Accesswire - GEE Group Inc. (NYSE American: JOB), (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the fiscal third quarter ended June 30, 2021.

2021 Fiscal Third Quarter Highlights

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Revenues were approximately $38.1 million, up approximately 43.1% over the comparable 2020 fiscal third quarter and up approximately 9.6% sequentially over the 2021 fiscal second quarter and on par with the comparable 2019 fiscal third quarter

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Gross profit of approximately $13.8 million, up approximately $4.2 million, or approximately 43.0%, over the comparable 2020 fiscal third quarter and up approximately $2.9 million, or approximately 26.7% sequentially over the 2021 fiscal second quarter and up slightly over the comparable 2019 fiscal third quarter; gross margins were near level for each of the 2021 and 2020 fiscal third quarters (approximately 36.32% and approximately 36.36%, respectively), while gross margin for the 2021 fiscal third quarter was approximately 490 basis points (4.9 percentage points) higher sequentially as compared to the approximately 31.4% reported for the 2021 fiscal second quarter and up slightly over the approximately 35.6% reported for the comparable 2019 fiscal third quarter

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Income from operations was approximately $1.6 million, up approximately $3.3 million as compared to a net operating loss of approximately $(1.7) million for the comparable 2020 fiscal third quarter, and up approximately $1.0 million sequentially over the 2021 fiscal second quarter and up approximately $5.4 million over the comparable 2019 fiscal third quarter’s net operating loss

•

Net loss available for common shareholders was approximately $(0.9) million, or approximately $(0.01) per diluted share (excluding the effects of net gains and losses on non-recurring debt settlements and interest on former high-cost debt extinguished of approximately $2.5 million, in aggregate, net income available for common shareholders would have been approximately $1.6 million, or approximately $0.02 per diluted share)

•

Adjusted EBITDA (a non-GAAP financial measure1) was approximately $3.1 million (approximately 8.2% of revenues), up approximately $1.7 million, or approximately 129%, over the 2020 fiscal third quarter and up approximately $1.1 million, or approximately 52%, sequentially over the 2021 fiscal second quarter and on par with the comparable 2019 fiscal third quarter

•	Cash and cash equivalents were approximately $7.4 million and shareholders’ equity was approximately $77.6 million as of June 30, 2021

•

Full availability under the Company's $20.0 million asset-backed bank revolving credit facility which was closed during the quarter (approximately $13.1 million was available; no borrowings were outstanding at June 30, 2021)

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During the quarter, completed a $57.5 million common stock offering, including placement of the full over-allotment, with the net proceeds being utilized to settle and retire former high-cost senior debt (a net non-cash charge of approximately $4.0 million was recognized in the quarter to fully amortize all remaining unamortized debt costs related to the extinguished debt)

•	Senior debt leverage ratio (a non-GAAP financial measure1) reduced to approximately 1.6 to 1.0 at June 30, 2021; substantially improved from the approximately 12.2 to 1 at September 30, 2020

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Three additional PPP loans of GEE Group Inc. and its subsidiaries were fully forgiven by the Small Business Administration (“SBA”) during the quarter resulting in a corresponding net aggregate gain of approximately $1.9 million in the quarter (approximately $2.2 million including the amount of the first loan forgiven during the 2021 fiscal second quarter). A fifth loan in the amount of approximately $1.2 million, has been fully forgiven thus far in the fiscal fourth quarter of 2021, bringing a total of five of the original nine loans in the aggregate amount of approximately $3.4 million forgiven to date. Forgiveness loan applications have been submitted for GEE Group’s four remaining loans and accrued interest in the aggregate amount of approximately $16.7 million and are pending decisions by the Company’s lender, BBVA and/or the SBA

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1 Non-GAAP financial measures are reconciled to GAAP net income or their closest GAAP financial measure in the tables at the end of this release accompanied by related explanations and definitions.

Management Commentary

“We were very pleased with GEE Group’s performance this quarter. Revenues, operating income and non-GAAP adjusted EBITDA were well above of our expectations, said GEE Group Chairman and Chief Executive Officer, Derek Dewan. The top line exceeded $38 million, which represented the highest quarterly revenues achieved by the Company since the same quarter two years ago in fiscal 2019. There is no question that demand is returning to all our businesses since the lows of last year and we have now seen steady quarterly revenue growth   and overall improving bottom line results since last year’s June quarter.”

Mr. Dewan continued, “Between the organic growth of our markets themselves and the improving performance of our specialty brands, we believe the Company is well positioned for continuing growth and success. It is increasingly clear that the marketplace for GEE Group’s services continues to recover, with growth rates in certain verticals whose recoveries were lagging previously now beginning to accelerate.  As we look forward to the final fiscal quarter of 2021, we remain focused and committed to a strong finish by supporting our clients’ accelerating and ever-changing needs, while also engaging and mobilizing tomorrow’s workforce responsibly and sustainably. With a strong balance sheet, positive earnings momentum and enhanced cash flow, we also are preparing for future acquisitions and will remain true to our disciplined M&A strategy.”

CONSOLIDATED INCOME STATEMENT DATA (Unaudited)

(In thousands, except per share amounts)

Three Months Ended		
	June 30, 2021	March 31, 2021	June 30, 2020
NET REVENUES:			
Contract staffing services	$ 32,539	$ 31,181	$ 23,493
Direct hire placement services	5,529	3,536	3,101
NET REVENUES	38,068	34,718	26,594
Cost of contract services	24,242	23,810	16,925
GROSS PROFIT	13,826	10,908	9,669
Selling, general and administrative expenses (including noncash stock-based compensation expense of $234, $293 and $337, respectively)	11,113	9,179	10,208
Depreciation expense	78	77	33
Amortization of intangible assets	1,015	1,015	1,125
INCOME (LOSS) FROM OPERATIONS	1,620	637	(1,697)
Net gains (losses) on extinguishment of debt	(2,047)	279	12,316
Interest expense	(539)	(2,534)	(3,334)
LOSS BEFORE INCOME TAX PROVISION	(966)	(1,618)	7,285
Provision for income tax expense (benefit)	(29)	117	90
NET INCOME (LOSS)	(937)	(1,735)	7,195
Gain on redeemed preferred stock	-	-	24,475
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$ (937)	$ (1,735)	$ 31,670
BASIC EARNINGS (LOSS) PER SHARE	$ (0.01)	$ (0.10)	$ 2.01
DILUTED EARNINGS (LOSS) PER SHARE	$ (0.01)	$ (0.10)	$ 1.88
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC	92,354	17,667	15,792
WEIGHTED AVERAGE NUMBER OF SHARES - DILUTED	92,354	17,667	16,805

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CONSOLIDATED BALANCE SHEET DATA (Unaudited)

(In thousands, except per share amounts)

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SELECTED REVENUE, COST OF SERVICES, GROSS PROFIT AND GROSS MARGIN DATA (Unaudited)

Notes:

Professional services business is comprised of the contract and direct hire services primarily attributable to information technology (IT), finance, accounting, office (clerical and administrative), engineering and healthcare specialties.  Industrial services represent provision of other temporary labor.  Definitions of non-GAAP financial measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Discussion of 2021 Third Quarter Results

Consolidated revenues for the 2021 fiscal third quarter were up approximately 43.1% year-over-year. Revenues from the Professional Services business segment (approximately 90.0% of total revenues) were up approximately 44.6% year-over-year and up approximately 11.7% sequentially. Revenues from the Industrial Services business segment (approximately 10.0% of revenues) were up approximately 30.8% year-over-year and down approximately 5.7% sequentially.

Professional Direct Hire (“Permanent Placement”) Services business segment revenues reflected high growth, up approximately 78.3% year-over-year to approximately $5.5 million, or approximately 16.1% of total revenues for the Professional Services business segment and approximately 14.5% of all contract and direct hire revenues.  Professional Contract Services business segment revenues also reflected high growth, up approximately 39.6% year-over-year and approximately 6.3% sequentially. The Company's predominately IT services end markets at Agile, Access Data, Paladin Consulting and SNI accounted for approximately 45.0% of Professional Services business segment revenues and were up approximately 12.0% year-over-year and approximately 12.9% sequentially. The other Professional Services end markets (Finance, Accounting, Administrative & Office, Engineering, Healthcare, and other) accounted for the remaining approximately 55.0% of Professional Services business segment revenues and were up approximately 45% year-over-year and up approximately 12% sequentially.

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Industrial Services business segment revenues for the quarter were up approximately 30.8% year-over-year and down approximately 5.7% sequentially. The significant year-over-year increase is consistent with the recovery from the COVID 19 pandemic.  The slower Industrial Services business recovery relative to Professional Services and the small sequential decrease related to a number of factors including slower volume recovery with regard to certain clients and a lower number of temporary laborers returning to work relative to the increasing number of orders.  The latter is believed to be mainly due to prevalent and extended unemployment benefits and generous stimulus payments and tax credits available for portions of the U.S. labor pool.

Gross profit was up by approximately $4.2 million, or approximately 43.0%, year-over-year and up approximately $2.9 million, or approximately 26.8% sequentially.  Gross margin was relatively unchanged at approximately 36.3% year-over-year and up approximately 490 basis points, or approximately 4.9 percentage points, sequentially. The significant increases in gross margins sequentially are consistent with our Professional direct hire business leading the COVID 19 recovery and moving into the summer and fall season. The significant year-over-year decreases in gross profit and gross margin for the Industrial Services business segment are largely due to the acceleration of premium refunds by the State of Ohio Bureau of Workers Compensation insurance program in the prior 2020 fiscal third quarter as a form of pandemic relief.  The increase in sequential Industrial Services gross profit and margin performance is mainly due to the true up of estimated premium refunds earned, which resulted in a charge to cost of services and lower gross margin during the prior sequential 2021 fiscal second quarter.  Our Industrial Services gross profits and gross margins are affected by retrospective premium adjustment transactions under Ohio’s experience-rated workers’ compensation insurance program from time to time, which can have a material impact on and cause fluctuations in cost of services in individual quarters, and therefore, affect GEE Group’s gross profit and gross margin trends.

Selling, general and administrative (“SG&A”) expenses were approximately $11.1 million (approximately 29.2% of revenues), compared with approximately $10.2 million (approximately 38.4% of revenues) in the fiscal third quarter of 2020. This improvement is due to, among other things, higher productivity resulting in compensation expense savings, lower occupancy costs, lower job boards costs, and lower travel and entertainment and increasing revenue relative to fixed costs.

Net (loss) attributable to common shareholders was approximately $(0.9) million, or approximately $(0.01) per diluted share for the quarter (excluding the effects of net gains and losses on non-recurring debt extinguishments and interest on former high-cost senior debt retired, net income would have been approximately $1.6 million, or approximately $0.02 per diluted share).  This compares with net income (loss) attributable to common shareholders of $31.7 million and earnings per diluted share of $1.88 for fiscal third quarter of 2020 and approximately $(1.7) million, or approximately $(0.10) per diluted share, for the sequential 2021 fiscal second quarter.  Last year’s fiscal third quarter results reflected substantial net gains on settlements and retirements of subordinated debt and mezzanine preferred stock for the benefit of common shareholders in the amounts of approximately $12.3 million and approximately $24.5 million, respectively.

Adjusted EBITDA (a non-GAAP financial measure) was approximately $3.1 million for the quarter, up approximately $1.7 million, or approximately 129%, year over year and up approximately $1.1 million, or approximately 52% sequentially.  This improvement reflects a combination of top line recovery and growth since the beginning of the COVID-19 pandemic and the culmination of cost savings since the substantial integration and restructuring activities undertaken following the SNI acquisition and, more recently, cost saving measures to mitigate the negative effects of COVID-19.  These have included mainly lower rent, utilities and other occupancy-related costs, lower job board advertising costs, and lower travel and lodging.

The financial estimates for the quarter include approximately 63 “Billable Days” of operation, which is 1 day less than the third fiscal (year over year) quarter of 2020 and 2 more than the second fiscal (sequential) quarter of 2021. Billable Days are defined as Business Days (calendar days for the period less weekends and holidays) and may be adjusted for other factors, as applicable, such as the day of the week a holiday occurs, additional time taken off around holidays, and in certain instances, unanticipated closures due to inclement weather.

Liquidity and Capital Resources

The Company's primary sources of liquidity during the approximately 12-month period ended June 30, 2021, have been from advances on its revolving credit facility, cash flows from operating activities, and borrowings under the CAREs Act Payroll Protection Program, which provided additional critically needed liquidity for certain eligible expenses during the COVID 19 pandemic.  Since June 30, 2020, the Company has been able to settle, repay and retire approximately $107 million in former subordinated debt, mezzanine preferred stock and high-cost senior debt and related fees and accrued interest.  This was done by a combination of the gross proceeds of a $50 million public offering and $7.5 million over allotment subscription, advances under available revolving credit facilities, and net cash generated from operations.

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At June 30, 2021, the Company had:

•	Cash and cash equivalents of approximately $7.4 million
•	Full availability under its $20.0 million Senior Secured Asset-backed Revolving Credit Facility (due 2025)
•

Remaining outstanding PPP loans and accrued (deferred) interest in the aggregate amount of approximately $17.9 million (approximately $16.7 million after forgiveness of one additional loan so far in the 2021 fiscal fourth quarter).

Borrowings available under the Company’s $20.0 million Senior Secured Asset-backed Revolving Credit Facility (the “Credit Facility”) are subject to a borrowing base formula that is based on 85% of eligible accounts receivable of the Company and subsidiaries, as defined, and certain other criteria, conditions, covenants and applicable reserves, including any additional eligibility requirements that may be determined by the lender.  At June 30, 2021, the Company had approximately $13.1 million in total funds currently available under the Credit Facility and no outstanding borrowings.

Earnings Conference Call Information

For the the fiscal 2021 third quarter earnings conference call at 10:00am ET on Tuesday, August 17, 2021, participants in the U.S. should use the Toll Free Dial-In Number 888-256-1007 or 1-323-994-2093 and use Confirmation Passcode 2890363. Participants outside the U.S. should use the Number Indicated for the Corresponding Country for participant as set forth in the attachment to the press release dated August 12, 2021 posted on the Company’s website titled, “GEE Group Announces Date for Reporting Results for the Fiscal 2021 Third Quarter and Conference Call” and use Confirmation Passcode 2890363. Participants should dial in to the call at least fifteen minutes before 10:00am ET on Tuesday, August 17, 2021.The Company’s prepared remarks will be posted on the website prior to the call. You can also listen to a replay of the call beginning 1:00pm ET on Tuesday, August 17, 2021 through 1:00pm ET on Friday, August 20, 2021. For participants in the U.S., access the replay by dialing 888-203-1112 and use Confirmation Passcode 2890363. Participants outside the U.S. should use the Number Indicated for the Corresponding Country for replay as set forth in the attachment to the press release dated August 12, 2021 posted on the Company’s website titled, “GEE Group Announces Date for Reporting Results for the Fiscal 2021 Third Quarter and Conference Call” and use Confirmation Passcode 2890363.

Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not strictly historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are no t guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified.  Consequently, as a result these and other factors, the Company's actual results may differ materially from those expressed or implied by such forward-looking statements.

The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and continues to negatively impact and disrupt the Company's business operations. The health outbreak has caused a significant negative effect on the global economy and employment, in general, including the lack of demand for the Company's services which is exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". While incidences of COVID-19 have generally subsided since its initial outbreak, there continue to be signs of the virus, including emergence of variants of the original strain. Therefore, there is no assurance that conditions will continue to improve and could worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and sales people; (xii) the Company's failure to recruit qualified candidates to provide to clients as temporary workers under contract or for full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics (such as “COVID-19” referred to above), or other harmful viral or non-viral rapidly spreading diseases; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC).

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More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (1) (Unaudited)

(In thousands, except per share data)

RECONCILIATION OF NET INCOME TO	Three Months Ended
EBITDA AND ADJUSTED EBITDA	June 30,	March 31,	June 30,
	2021	2021	2020
Net income (loss) attributable to common shareholders	$(937)	$(1,735)	$31,670
Interest expense	539	2,534	3,334
Provision for income taxes	(29)	117	90
Depreciation	78	77	33
Amortization of intangible assets	1,015	1,015	1,125
EBITDA (non-GAAP measure)	666	2,008	36,252
Non-cash Stock-based compensation	231	293	337
Acquisition, integration and strategic planning expenses	151	26	1,561
Net losses (gains) on debt extinguishments and other	2,055	(289)	(36,795)
Adjusted EBITDA (non-GAAP measure)	$3,103	$2,038	$1,355

	Three Months Ended
RECONCILIATION OF NET OPERATING INCOME	June 30,	March 31,	June 30,
(LOSS) TO ADJUSTED EBITDA	2021	2021	2020

Net operating income (loss)	$1,620	$637	$(1,697)
Non-cash stock-based compensation expense	231	311	337
Non-cash amortization expense	1,093	1,092	1,158
Acquisition, integration and strategic-related and other	159	(2)	1,557
Adjusted EBITDA (non-GAAP measure)	$3,103	$2,038	$1,355

	June 30,		September 30,
SENIOR DEBT LEVERAGE (2)	2021		2020
Senior Debt	$17,167		$74,580
Adjusted EBITDA (ttm) (non-GAAP measure)	$10,411		$6,138
Senior Debt leverage ratios (non-GAAP measure)	1.6	x	12.2	x

(1)

Non-GAAP financial measures presented throughout this release are reconciled to GAAP net income or their closest GAAP measure in the above tables. Related explanations and definitions of these non-GAAP measures follow

(2)	Senior Debt Leverage ratios are measured as of the period ending dates and are calculated as follows: Senior debt balances divided by annualized (ttm) Adjusted EBITDA (a non-GAAP measure).

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Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include the non-GAAP financial measures, EBITDA, Adjusted EBITDA and Senior Debt leverage ratio, which are provided as additional information to supplement the Company’s consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures are used by management internally for planning purposes, to help evaluate the Company’s performance period over period, to analyze the underlying trends in its business, to establish operational goals and to provide additional measures of operating performance. GEE Group also uses the non-GAAP financial information to assess the Company’s liquidity position, to help determine its ability to meet debt service, to make capital expenditures and to provide for its working capital needs. In addition, the Company believes that the non-GAAP financial measures presented herein are meaningful to investors and are utilized by them to enhance the overall understanding of the Company's financial performance.  Non-GAAP financial measures do not serve as an alternative to or substitute for the consolidated quarterly and annual financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented herein might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. Non-GAAP EBITDA and non-GAAP Adjusted EBITDA as determined by the Company provide measures of operating results in a manner that is focused on the Company’s core business on an ongoing basis, by removing the effects of non-operating and certain non-cash and non-recurring expenses. Non-GAAP EBITDA and non-GAAP Adjusted EBITDA as determined by the Company are computed as net income or net loss before interest, taxes, depreciation and amortization (EBITDA), plus non-cash stock option and stock-based compensation expenses and acquisition, integration and strategic planning expenses, and excluding gains or losses on extinguishment of debt and other gains and losses (Adjusted EBITDA). The financial information tables that accompany this press release include reconciliations of GAAP net income (net loss) and GAAP net operating income (net operating loss) to the non-GAAP financial measures, EBITDA and Adjusted EBITDA. The non-GAAP financial measure, Senior Debt Leverage, is a ratio of the Company's Senior Debt to the trailing 12 months (“ttm”) Adjusted EBITDA and provides information about the Company's compliance with loan covenants.  The calculation of Senior Debt Leverage is presented in the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported in accordance with GAAP on the Consolidated Statements of Income, cash and cash flows as reported in accordance with GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s consolidated financial statements prepared in accordance with GAAP included in GEE Group’s Form 10-Q and Form 10-K filed for the respective fiscal periods with the Securities and Exchange Commission (SEC).

About GEE Group Inc.

GEE Group Inc. (NYSE American: JOB) is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, provides medical scribes who assist healthcare professionals by preparing and maintaining required documentation for patient care utilizing electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Contact:

Kim Thorpe

Chief Financial Officer

904-512-7504

invest@genp.com

Source:  GEE Group Inc.

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